                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 22, 2001 relating to the consolidated financial statements and the combined financial statements, which appear in the Plains All American Pipeline LP's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated April 12, 2001 relating to the balance sheet of Plains All American Inc., which appears in Plains All American Pipeline LP's Current Report on Form 8-K dated April 19, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
April 19, 2001